Exhibit 10.1

AMENDMENT TO

CONVERTIBLE SECURED NOTE PURCHASE AGREEMENT

AND SECURED CONVERTIBLE NOTE

This Amendment to Convertible Secured Note Purchase Agreement and Secured Convertible Note (this "Amendment") is entered into as of March 18, 2015, by and among Community Shores Bank Corporation, a Michigan corporation (the "Company"), whose address is 1030 W. Norton Avenue, Muskegon, MI 49441, and 1030 Norton LLC, a Michigan limited liability company (the “Lender”), whose address is 1985 East Laketon Ave., Muskegon, MI 49412.

BACKGROUND

The Company and Lender entered into a Convertible Secured Note Purchase Agreement dated as of March 20, 2013 (the “Note Purchase Agreement”). Capitalized terms used herein but not defined herein shall have the meanings specified by the Note Purchase Agreement.

Pursuant to the terms of the Note Purchase Agreement, the Company issued a Secured Convertible Note in favor of Lender dated as of March 20, 2013 (the “Note”) and entered into a Pledge Agreement in favor of Lender dated as of March 20, 2013 (the “Pledge Agreement”).

In connection with the foregoing, the Company and Lender desire to amend the Note Purchase Agreement and the Note as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Note Purchase Agreement. The “Maturity Date” set forth in Section 1 of the Note Purchase Agreement is changed from “March 31, 2015” to “March 31, 2017” and all other references in the Note Purchase Agreement to the date of “March 31, 2015” shall be deemed references to the date “March 31, 2017”.

2. Amendment to Note. The due date set forth in the Note is changed from “March 31, 2015” to “March 31, 2017” and all other references in the Note to the date of “March 31, 2015” shall be deemed references to the date “March 31, 2017”.

3. Continuation of Pledge Agreement. All collateral granted by the Pledge Agreement shall continue with the same priority as originally granted, and such pledge and security interest in such existing collateral secures all indebtedness, obligations and liabilities under the Note Purchase Agreement, as amended hereby, the Note, as amended hereby, and any other instruments, agreements or documents executed in connection therewith.

4. Representations and Warranties. The parties hereto represent and warrant that this Amendment constitutes a legal, valid and binding obligation of the parties hereto and is enforceable against each party.

5. Ratification. Except as expressly set forth in this Amendment, the terms and provisions of the Note Purchase Agreement and Note shall continue unmodified and in full force and effect.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to choice of law principles of such State.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

COMMUNITY SHORES BANK		Address: 1030 W. Norton Avenue
CORPORATION		Muskegon, MI 49441
Attention: Heather Brolick

By:	/s/ Heather D. Brolick
Heather D. Brolick, President and CEO

1030 NORTON LLC		Address: 1985 East Laketon Ave.
Muskegon, MI 49442
Attention: Bruce J. Essex

By:	/s/ Bruce J. Essex
Bruce J. Essex, Managing Partner

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